SCHEDULE 14A
            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

                  Filed by the Registrant [   ]
         Filed by a Party other than the Registrant [X]

                   Check the appropriate box:
                [   ] Preliminary Proxy Statement
                [   ] Definitive Proxy Statement
               [X] Definitive Additional Materials
 [   ] Soliciting Material Pursuant to Section 240.14a-ll(c) or
                       Section 240.14a-12

              Family Steak Houses of Florida, Inc.
        (Name of Registrant as Specified In Its Charter)

                     Bisco Industries, Inc.
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ]     $125  per Exchange Act Rules 0-1 I(c)(l)(ii), 14a-6(i)(
          1), or 14a-6(i)(2)

[   ]     $500  per  each  party to the controversy  pursuant  to
          Exchange Act Rule 14a-6(i)(3)

[   ]     Fee  computed  on  table below per Exchange  Act  Rules
          14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 I(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No.:
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4)   Date Filed:




               [Bisco Industries, Inc. Letterhead]



                                        May 6, 1997


Dear Fellow Shareholder (Family Steakhouse of Florida, Inc.),

You have received a great deal of materials about our tender offer and our proposals. We hope that, at this point, you have either:

     (1) Tendered (agreed to sell) your shares to us and CONSENTED to (voted for) all our proposals by sending in your gold card.

     (2) Decided to hold on to your shares and CONSENTED to all our proposals.

If you are still undecided or need help on how to tender your shares or consent to our proposals please contact:

     (1)  Garland Associates, Inc.
          (800) 455-6034
          (212) 866-0095 (Collect)
               or
     (2)  Glen Ceiley
          (714) 283-7140

     IF YOU  DO  NOTHING,  YOU  WILL  BE VOTING  FOR  SHAREHOLDER
          RESTRICTIONS!

If you have changed your mind and now wish to support our proposals; its not too late. Send us your GOLD consent card marked "CONSENT" or obtain a new one from Garland Associates, Inc. or your broker. Only your latest vote WILL COUNT!

If you have tendered your shares and haven't seen any money, you probably understand by now, its the shareholder restrictions put up by the Board that have kept us from paying you. A consent vote on our proposals will get rid of these restrictions and allow us to proceed with the purchase of the tendered shares.

Thank you for your support,

Sincerely,



Glen F. Ceiley
President and CEO